                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant


Subsidiary*                                                Jurisdiction
-----------                                                ------------
         JP (HK) Limited                                     Hong Kong
         JAKKS Pacific (HK) Limited                          Hong Kong
         J-X Enterprises, Inc.                               New York
         JAKKS Acquisition Corp.                             Delaware
             Road Champs, Inc.                               Pennsylvania
                 Road Champs, Ltd.                           Hong Kong



* All subsidiaries conduct business under their respective corporate names.